                                                                   EXHIBIT 10.23

                                   UNOVA, INC.

                          CERTIFICATION OF RESOLUTIONS
                            OF THE BOARD OF DIRECTORS


        I, Virginia S. Young, duly elected Vice President and Secretary of UNOVA, INC., a corporation organized and existing under the laws of the State of Delaware, do hereby certify and say that the following is a true and correct copy of the resolution duly adopted by the Board of Directors of said corporation at a meeting of said Board held on July 11, 2000, in the City of Los Angeles, State of California, and that said resolution, not having been modified, amended, revoked, set aside, or rescinded, remains in full force and effect as of the date hereof:

        WHEREAS, this Board of Directors has adopted the UNOVA, Inc. Executive Severance Plan as previously amended on November 18, 1999; and

        WHEREAS, this Board of Directors deems it desirable that such Plan be further amended in the following respect;

        NOW, THEREFORE, BE IT RESOLVED, that Article II, clause (z), of the Executive Severance Plan, which comprises the definition of the term "Target Annual Bonus," be revised to read in its entirety as follows:

             "(z) Target Annual Bonus. The "Target Bonus" as that term is defined in the UNOVA, Inc. Management Incentive Compensation Plan as applicable to the Participant at the time of any relevant computation."


        IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation at Woodland Hills, California, this 25th day of July, 2000.




                                             By /s/  Virginia Young
                                                --------------------------------
                                             Virginia S. Young
                                             Vice President and Secretary
[SEAL]